PROSPECTUS SUPPLEMENT                                            Rule 424(b)(3)
---------------------                                  Registration No.333-87075
(To Prospectus, dated September 21, 1999)



                             MDI ENTERTAINMENT, INC.
                        2,027,000 Shares of Common Stock
                        --------------------------------



     This Prospectus Supplement reflects an update of information contained in MDI's Quarterly Report Form 10-QSB, filed October 15, 1999. MDI reported revenue of $1,760,137 for the three month period ended August 31, 1999 and net income of $76,099 for such period. The quarterly report contains additional information which is not included in this Prospectus Supplement.





     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The Date of this Prospectus Supplement is January 3, 2000